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                                                                    Exhibit 21.1


Subsidiaries of AVT Corporation


            Subsidiary                       Jurisdiction of Incorporation
            ----------                       -----------------------------

            AVT International, Inc.                   Washington

            AVT Foreign Sales Corporation             Barbados

            RightFAX, Inc.                            Washington

            MediaTel Corporation                      Delaware